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                                                                    Exhibit 10.2

                             STOCK OPTION AGREEMENT
                               DATED MAY 18, 2001

        A STOCK OPTION for a total of 600,000 shares of common stock (hereinafter the "Option"), of N2H2, Inc., a Washington corporation (the "Company"), is hereby granted to Philip Welt (the "Optionee"), at the price and subject to the terms and provisions set forth below. For purposes of this Agreement the term "shares" shall be deemed to apply to shares of common stock of the Company as of the date hereof.

        1. OPTION PRICE. The option price is $0.355 for each share, being the average of the high and low price of the Company's Common Stock on May 18, 2001, the date of grant of this Option.

        2. VESTING AND EXERCISE OF OPTION. The Option shall vest and be exercisable in accordance with the following provisions:

           a. Schedule of Vesting and Rights to Exercise. The Option shall be vested and exercisable as follows:

                              Percent of                    Number of
     Vesting Date            Option Vested             Shares Exercisable

     June 18, 2001                8.3%                        50,000
     July 18, 2001               16.6%                       100,000
   August 18, 2001               25.0%                       150,000
September 18, 2001               33.3%                       200,000
  October 18, 2001               41.6%                       250,000
 November 18, 2001               50.0%                       300,000
 December 18, 2001               58.3%                       350,000
  January 18, 2002               66.6%                       400,000
 February 18, 2002               75.0%                       450,000
    March 18, 2002               83.3%                       500,000
    April 18, 2002               91.6%                       550,000
      May 18, 2002              100.0%                       600,000



           b. Method of Exercise. The Option shall be exercisable by a written notice which shall:

              i. state the election to exercise the Option, the number of shares in respect of which it is being exercised;


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              ii. contain such representations and agreements as to the holder's investment intent with respect to such shares of common stock, acquired by exercise of the Option, as may be satisfactory to the Company;

              iii. be signed by the person entitled to the Option; and

              iv. be in writing and delivered in person or by certified mail to the Secretary of the Company.

              Payment of the purchase price of any shares with respect to which an Option is being exercised shall be by check. The certificate or certificates for shares of common stock as to which the Option shall be exercised shall be registered in the name of the person exercising the Option. Options hereunder may not at any time be exercised for a fractional number of shares.

           c. Restrictions on Exercise. No Option may be exercised if the issuance of the shares upon exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of this Option the Company may require the person exercising the Option to make any representation and warranty to the Company as the Company's counsel believes may be required by any applicable law or regulations.

        The following legend will appear on all certificates for option shares:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE ACQUIRED BY THE REGISTERED HOLDER PURSUANT TO REPRESENTATION THAT THE HOLDER IS ACQUIRING THESE SHARES FOR THE HOLDER'S OWN ACCOUNT, FOR INVESTMENT. THESE SHARES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM SUCH REGISTRATION STATEMENT.

        3. Non-Transferability of Option. Except as otherwise provided herein, no Option may be sold, pledged, assigned or transferred in any manner, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

        4. Termination of Service to Company. The Option may only be exercised, to the extent vested on the employee's last day of service to the Company as an employee, for a period of one hundred (100) days after such last day of service.


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        5. Term of Option. The Option may be exercised within ten (10) years from the date of original grant, and may be exercised during such term only in accordance with the terms of this agreement.

        6. Adjustments Upon Changes in Capitalization. The number and kind of shares of common stock subject to this Option shall be appropriately adjusted along with a corresponding adjustment in the Option price to reflect any stock dividend, stock split, split-up or any combination, exchange or change of shares, however accomplished.

        7. Accelerated Vesting. Notwithstanding the above vesting schedule, if Mr. Welt's employment is terminated as a result of a merger or other transaction pursuant to which more than 50% of the voting control of the Company's securities is transferred, an additional 100,000 shares will immediately vest upon such termination.


DATED:  June 27, 2001                         N2H2, Inc.



                                              By /s/ J. Paul Quinn
                                                 ------------------------------
                                                 J. Paul Quinn
                                                 Chief Financial Officer

        Optionee acknowledges and represents that he is familiar with the terms and provisions of this Nonqualified Stock Option Agreement as set forth above and hereby accepts this Option subject to all the terms and provisions hereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions of the Compensation Committee of the Company's Board of Directors with respect to the interpretation of any provision under this Nonqualified Stock Option Agreement.

DATED:  June 26, 2001


                                                 /s/ Howard Philip Welt
                                                 ------------------------------
                                                 Philip Welt, Optionee

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